EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-36953) of Horizon Health Corporation of our report dated June 24, 2005 relating to the financial statements of Horizon Health Corporation Employees Savings and Profit Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

July 11, 2005